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                                                                       EXHIBIT 2

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                                AUDITORS' CONSENT

We hereby consent to the inclusion in Research In Motion Limited's Annual Report on Form 40-F/A, Amendment No. 1 for the year ended March 1, 2003, of our joint audit report dated March 28, 2003 (except as to note 14 which is as of May 28, 2003).



/s/ Zeifman & Company LLP
Toronto, Canada,
January 7, 2004.